UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

802 N. Douty Street Hanford, California	93230
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01    Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 19, 2017, S&W Seed Company (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain purchasers named therein (the "Purchasers"), pursuant to which the Company agreed to sell and issue an aggregate of 2,685,000 shares of its Common Stock (the "Shares") at a purchase price of $4.00 per share, for aggregate gross proceeds of $10.74 million.

The Purchase Agreement contains customary representations, warranties and covenants by the parties and termination provisions, as well as certain pro rata participation rights up to a capped beneficial ownership limit of 19.9% in the event the Company consummates certain future financing transactions during the next two years (other than for transactions that generate gross proceeds of up to $5.0 million). The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the Purchasers' execution of the Purchase Agreement, the Purchasers' represented to the Company that they are each an "accredited investor" as defined in Regulation D of the Securities Act and that the securities purchased by them were acquired solely for their own account and for investment purposes and not with a view to the future sale or distribution.

Registration Rights Agreement

In addition, as required by the Purchase Agreement, the Company and the Purchasers simultaneously entered into a Registration Rights Agreement (the "Registration Rights Agreement") with respect to the Shares. Pursuant to the Registration Rights Agreement, the Company agreed to, among other things, (i) file a registration statement with the U.S. Securities and Exchange Commission (the "SEC") within 30 days of the Closing Date to cover the resale of the Shares by the Purchasers, (ii) cause such registration statement to become effective as soon as practicable following the filing thereof and (iii) take all other actions as may be necessary to keep such registration statement continuously effective during the timeframes set forth in the Registration Rights Agreement. As set forth in the Registration Rights Agreement, if the Company fails to comply with certain obligations with respect to filing and securing effectiveness of such registration statement, the Company would be obligated to pay liquidated damages to the Purchasers in the amount of 1% per month up to a maximum of 4% so long as the event giving rise to the damages remains uncured, all as set forth in the Registration Rights Agreement.

Item 2.02    Results of Operations and Financial Condition.

On July 19, 2017, the Company also issued a press release announcing the sale of the Shares as described above, and providing preliminary financial results for the fiscal year ended June 30, 2017. The full text of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information in this Item 2.02, including the relevant portions of Exhibit 99.3, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of thereof, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02    Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated herein for this Item 3.02.

Item 9.01    Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description

99.1	Securities Purchase Agreement dated July 19, 2017, by and among the Company and the Purchasers.
99.2	Registration Rights Agreement dated July 19, 2017, by and among the Company and the Purchasers.
99.3	Press release dated July 19, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Dated: July 19, 2017

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit	Description
99.1	Securities Purchase Agreement dated July 19, 2017, by and among the Company and the Purchasers.
99.2	Registration Rights Agreement dated July 19, 2017, by and among the Company and the Purchasers.
99.3	Press release dated July 19, 2017.